EFFECTIVE JULY 26, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 26, 2007

Key Tronic Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington	99216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 928-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the E2xchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Incentive Compensation Plan Performance Goals and Target Payments

On July 26, 2007, the Board of Directors of Key Tronic Corporation (“Company”), upon the recommendation of its Compensation Committee, established the performance goals and target payment percentages for each participant in the incentive compensation plan (“Plan”) for the Company’s fiscal year 2008.

A minimum Company profit goal must be achieved in order for any payments to be made to participants in the Plan. Payments under the Plan for fiscal year 2008 will be based on three profit goal performance levels established by the Board: entry level, expected value level and overachievement level. Payments under the Plan will be a percentage of the participant’s base salary paid during fiscal year 2008.

The following executive officers of the Company are among the participants in the Plan: Jack W. Oehlke, President & CEO; Craig D. Gates, Executive Vice President & General Manager; Ronald F. Klawitter, Executive Vice President of Administration, CFO and Treasurer; Efren R. Perez, Vice President of Southwest Operations; and George R. Alford, Vice President of Materials. Under the Plan the potential payment percentages established by the Board for fiscal year 2008 for the President & CEO range from 5% of base salary paid during fiscal year 2008 if entry level performance is achieved to 75% if overachievement level performance is achieved. The potential payment percentages established by the Board for fiscal year 2008 for each of the two Executive Vice Presidents range from 4% of base salary paid during fiscal year 2008 if entry level performance is achieved to 60% if overachievement level performance is achieved. For each of the two Vice Presidents, the potential payment percentages established by the Board for fiscal year 2008 range from 3.5% of base salary if entry level performance is achieved to 52.5% if overachievement level performance is attained. Payment percentages will be interpolated for actual performance levels achieved between entry level and expected value level and between expected value level and overachievement level.

Payments under the Plan will be made as soon as administratively possible after the end of fiscal year 2008. A participant must be an active employee of the Company at the time payments are made under the Plan in order to receive a payment.

Fiscal Years 2008-2010 Long-Term Incentive Plan Performance Measures and Awards

On July 26, 2007, the Board of Directors upon recommendation of its Compensation Committee, established long term incentive plan performance measures for the three fiscal year period 2008 through 2010. The Board of Directors also approved target awards for the three year period for each of the Company’s officers and non-employee Directors. The fiscal 2008-2010 performance measures are based on a combination of sales growth targets and return on invested capital targets. No cash awards will be made to participants if actual Company performance does not exceed the minimum target performance measures. The payments after the end of fiscal year 2010 to each of the named executive officers for the three year performance period, if expected target performance measures are achieved, are as follows: Jack W. Oehlke, President and CEO—$250,000; Craig D. Gates, Executive Vice President & General Manager—$150,000; Ronald F. Klawitter, Executive Vice President of Administration, CFO & Treasurer—$120,000; Efren R. Perez, Vice President of Southwest Operations—$40,000; George R. Alford, Vice President of Materials—$40,000. The payment after the end of fiscal year 2010 to each non-employee director of the Company for said three year period, if expected target performance measures are achieved, is $10,000. Actual cash bonus payments to participants under the target awards may be as much as 50% less than the target award amounts or as much as 50% greater than the target award amounts depending on the extent to which Company performance is less than or exceeds the expected target performance measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)
Date: July 26, 2007

	By:	/s/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President
of Administration and Treasurer